Exhibit 99.3

FOR IMMEDIATE RELEASE-December 8, 2009

ANCHOR FUNDING SERVICES, INC.’s CO-CHAIRMEN AND INVESTOR MAKE $500,000 INVESTMENT FOR 500,000 COMMON SHARES AT $1.00 PER SHARE

BOCA RATON, Fla., Dec. 8 /PRNewswire-FirstCall/ -- Anchor Funding Services, Inc.’s (OTC Bulletin Board Symbol “AFNG.OB”) Co-Chairmen, Morry F. Rubin and George Rubin and a private investor have agreed to purchase from the Company 500,000 common shares at $1.00 per share and, in addition, will receive as a group, 2,000,000 warrants exercisable at $1.00 per share. The common stock investment represents a 65% premium price above the December 7, 2009 closing bid price of Anchor Common Stock. The Company plans to utilize the additional funds for working capital and to complete the recently announced acquisition of Brookridge Funding, LLC (“Brookridge”).

Morry F. Rubin, Chairman and CEO, stated “We are excited about Anchor’s growth opportunities and our investment in the Company at approximately a 65% premium to its December 7, 2009 closing bid price highlights our belief in Anchor’s prospects and growth potential. The current credit crisis facing small U.S. businesses seeking new business credit facilities or seeking to expand existing credit facilities poses serious challenges. Anchor continues to position itself to capitalize upon providing credit to small U.S. businesses through its direct marketing and sales efforts and from seeking acquisitions of factoring and specialty finance firms serving the small to mid size business sector.”

About Brookridge

Since 1995, Brookridge has provided over $430 million of purchase order and accounts receivable financing to small and mid-sized U.S. businesses. The purchase order financing industry, a specialty niche funding sector, is not dominated by any single firm and serves to fill a critical need for companies requiring working capital to source goods from suppliers in order to fill customer purchase orders from credit worthy companies, Fortune 1000 corporations or government related entities. Purchase order financing for U.S. based firms supports payments for the flow of goods within the supply chain to suppliers for production of goods which ultimately reach the end consumer.

About Anchor

Anchor provides innovative accounts receivable funding to small and mid-size U.S. businesses.  Through our 80% owned subsidiary, Brookridge Funding Services, LLC, we provide purchase order financing solutions to firms requiring non-traditional financing for U.S. based clients conducting business with creditworthy firms domestically. Our funding facility which is based upon creditworthiness of accounts receivable, provides rapid and flexible financing to support small and mid-size businesses’ working capital needs.

Additional Information

For additional information, a copy of Anchor’s Form 8-K filed with the Securities and Exchange Commission on December 8, 2009 can be obtained on the Internet by going to www.sec.gov, clicking “Search for Company filings,” then clicking “Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification)”, typing in our company name and clicking “find Companies.”

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements.  The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Contact Morry F. Rubin, Chairman and C.E.O. (866) 950- 6669 EXT 302
Email: mrubin@anchorfundingservices.com